Exhibit 99.1

ELECTRONIC ARTS REPORTS
Q1 FY13 FINANCIAL RESULTS

Q1 Non-GAAP Net Revenue and EPS In-Line with Guidance, EPS Beats Consensus

Trailing Twelve Month Non-GAAP Digital Net Revenue a Record $1.3 Billion

EA announces $500 Million Share Repurchase

Battlefield 3 Premium Service Sold Over 1.3M Subscriptions To Date

Pre-Orders for Madden NFL 13 Up 25% Year-Over-Year

EA Signs Publishing Agreement with Nexon for FIFA Online 3 in Korea

REDWOOD CITY, CA – July 31, 2012 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its first fiscal quarter ended June 30, 2012.

“We have established an unmatched diversity in our business with multiple brands performing across several channels, business models and geographies,” said Chief Executive Officer John Riccitiello. “This allows us to drive profitable growth in a rapidly transforming marketplace for games.”

“We had a solid first quarter and are reconfirming non-GAAP guidance of annual earnings per share growth of 30% at the midpoint of our guidance,” said Interim Chief Financial Officer Ken Barker. “The $500 million stock buyback demonstrates our confidence in EA’s future.”

“We continue to make progress in our goal of becoming the leading digital entertainment company,” said President of EA Labels Frank Gibeau. “Over the last twelve months, we generated over $1.3 billion in non-GAAP digital net revenue, and approximately two-thirds of our non-GAAP net revenue in the first fiscal quarter was in digital.”

Selected Operating Highlights and Metrics:

*On a non-GAAP basis

•

EA and Nexon signed a publishing agreement for EA SPORTS™ FIFA Online 3, expected to debut in Korea later this fiscal year. FIFA World Class Soccer and EA SPORTS FIFA Online 2 generated more than $25 million* in digital net revenue in Asia in Q1.

•	FIFA Ultimate Team contributed over $30 million* in net digital revenue in the first quarter.

•	Battlefield 3™ Premium service sold over 1.3 million subscriptions to date, with all of the revenue deferred and set to be recognized in fiscal Q4.

•	SimCity™ Social launched on Facebook and currently has over ten million MAUs.

•

STAR WARS®: The Old Republic™ will move to a more accessible two-tiered pricing model in November. Players can chose between a $14.99 premium monthly subscription and a free-to-play model with some restrictions on content and advanced features. Players will be able to purchase upgrades with in-game currency.

•	EA’s games and services for mobile phones and tablets have generated a 37% year-over-year increase in digital net revenue*.

•	Catalog continues to outperform expectations with Battlefield 3 and FIFA 12 together selling through over 2 million units in the first quarter.

•	Trailing twelve month non-GAAP digital net revenue a record $1.342 billion*.

•	Trailing twelve month operating cash flow of $307 million, a $30 million improvement from the prior quarter.

•	EA’s Origin™ platform for downloading digital games and services has registered over 21 million users, including 9 million mobile users. Origin has signed agreements with 57 independent developers.

•	EA’s new Executive Vice President, Chief Financial Officer Blake Jorgensen will join the Company in early September 2012.

Q1 Financial Highlights:

For the quarter, non-GAAP net revenue of $491 million was in line with our guidance of approximately $500 million. Non-GAAP diluted loss per share of ($0.41) was above the midpoint of our guidance of ($0.45) to ($0.40). Non-GAAP net revenue in Q1 fiscal 2013 was slightly lower compared to Q1 fiscal 2012 due to a reduction in distribution revenue in the quarter.

(in millions of $ except per share amounts)	Quarter Ended 6/30/12	Quarter Ended 6/30/11
Net Digital Revenue	$342	$232
Net Publishing Packaged Goods and Other Revenue	592	647
Net Distribution Packaged Goods Revenue	21	120

GAAP Total Net Revenue	955	999

Non-GAAP Net Digital Revenue	$324	$209
Non-GAAP Net Publishing Packaged Goods and Other Revenue	146	195
Non-GAAP Net Distribution Packaged Goods Revenue	21	120

Non-GAAP Total Net Revenue	491	524

GAAP Net Income	$201	$221
Non-GAAP Net Loss	(130)	(123)
GAAP Diluted Earnings Per Share	0.63	0.66
Non-GAAP Diluted Loss Per Share	(0.41)	(0.37)
Cash Used in Operations	$(244)	$(274)

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $ except per share amounts)	TTM Ended 6/30/12	TTM Ended 6/30/11
GAAP Net Revenue	$4,099	$3,773
GAAP Net Income (Loss)	56	(151)
GAAP Diluted Earnings (Loss) Per Share	0.18	(0.47)
Non-GAAP Net Revenue	$4,153	$3,813
Non-GAAP Net Income	277	188
Non-GAAP Diluted Earnings Per Share	0.80	0.57
Cash Flow from Operations	$307	$194

Q1 FY13 Digital Metrics:

(in millions)	Quarter Ended 6/30/12	Quarter Ended 6/30/11
GAAP Net Mobile Revenue	$69	$57
Non-GAAP Net Mobile Revenue	$78	$57
Monthly Active Users (MAU) in Social Games	41	32
Core Registered Users	234	125

Stock Repurchase Program

EA has announced that its Board of Directors has authorized a program to repurchase up to $500 million of EA’s common stock.

Under the program, EA may purchase stock in the open market or through privately negotiated transactions in accordance with applicable securities laws, including pursuant to pre-arranged stock trading plans. The timing and actual amount of the stock repurchases will depend on several factors including price, capital availability, regulatory requirements, alternative investment opportunities and other market conditions. EA is not obligated to repurchase any specific number of shares under the program and the repurchase program may be modified, suspended or discontinued at any time.

Business Outlook as of July 31, 2012

The following forward-looking statements, as well as those made above, reflect expectations as of July 31, 2012. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors, including: product development delays; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; the financial impact of acquisitions by EA; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2013 Expectations – Ending March 31, 2013

•	GAAP net revenue is expected to be approximately $3.90 to $4.05 billion.

•	Non-GAAP net revenue is expected to be approximately $4.10 to $4.25 billion.

•	GAAP basic loss and diluted earnings per share is expected to be approximately ($0.17) to $0.05.

•	Non-GAAP diluted earnings per share is expected to be approximately $1.05 to $1.20.

•	For purposes of calculating fiscal year 2013 diluted earnings per share, the Company estimates a share count of 323 million, and 320 million shares for calculating loss per share.

•	Expected non-GAAP net income excludes the following from expected GAAP net income (loss):

•	Non-GAAP net revenue is expected to be approximately $200 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

•	Approximately $160 million of estimated stock-based compensation;

•	Approximately $60 million of acquisition-related expenses;

•	Approximately $35 million of restructuring charges;

•	Approximately $20 million from the amortization of debt discount; and

•	Non-GAAP tax expense is expected to be approximately $80 million to $100 million higher than GAAP tax expense.

Second Quarter Fiscal Year 2013 Expectations – Ending September 30, 2012

•	GAAP net revenue is expected to be approximately $650 to $700 million.

•	Non-GAAP net revenue is expected to be approximately $1.05 to $1.10 billion.

•	GAAP diluted loss or earnings per share is expected to be approximately ($1.43) to ($1.36).

•	Non-GAAP diluted earnings per share is expected to be approximately $0.07 to $0.12.

•	For purposes of calculating first quarter fiscal year 2013 diluted earnings per share, the Company estimates a share count of 322 million, and 319 million shares for calculating loss per share.

•	Expected non-GAAP net income excludes the following from expected GAAP net income (loss):

•	Non-GAAP net revenue is expected to be approximately $400 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

•	Approximately $40 million of estimated stock-based compensation;

•	Approximately $20 million of acquisition-related expenses;

•	Approximately $5 million of restructuring charges;

•	Approximately $5 million from the amortization of debt discount; and

•	Non-GAAP tax expense is expected to be $2 million to $7 million lower than GAAP tax expense.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on July 31, 2012 at 2:00 pm PT (5:00 pm ET) to review its results for the first quarter ended June 30, 2012 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 773-799-3213 (domestic) or 888-677-1083 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until August 30, 2012 at the following number: 203-369-0099 (domestic) or 866-356-3373 (international). A webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

•	Acquisition-related expenses

•	Amortization of debt discount

•	Certain non-recurring litigation expenses

•	Change in deferred net revenue (packaged goods and digital content)

•	Loss (gain) on strategic investments

•	Restructuring charges

•	Stock-based compensation

•	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicated there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management will exclude the effect of this amortization when evaluating the Company’s operating performance and the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Certain non-recurring litigation expenses. During the fourth quarter of fiscal 2012, Electronic Arts recognized a $27 million expense related to a potential settlement of an on-going litigation matter. This significant non-recurring litigation expense is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this expense when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods and digital content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue on a straight-line basis over the estimated period of game play. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Loss (gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2013 guidance information under the heading “Business Outlook”, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions, including the PopCap acquisition; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

These forward-looking statements are current as of July 31, 2012. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended June 30, 2012.

About Electronic Arts

Electronic Arts (NASDAQ:EA) is a global leader in digital interactive entertainment. The Company’s game franchises are offered as both packaged goods products and online services delivered through Internet-connected consoles, personal computers, mobile phones and tablets.

EA has more than 230 million registered players and operates in 75 countries. In fiscal year 2012, EA posted GAAP net revenue of $4.1 billion. Headquartered in Redwood City, California, EA is recognized for critically acclaimed, high-quality blockbuster franchises such as The Sims™, Madden NFL, FIFA Soccer, Need for Speed™, Battlefield™, and Mass Effect™. More information about EA is available at http://info.ea.com.

For additional information, please contact:

Rob Sison	Jeff Brown
Vice President, Investor Relations	Senior Vice President, Corporate Communications
650-628-7787	650-628-7922
rsison@ea.com	jbrown@ea.com

EA, EA SPORTS, Origin, PopCap, The Sims, SimCity and Need for Speed are trademarks of Electronic Arts Inc. Mass Effect is a trademark of EA International (Studio and Publishing) Ltd. Battlefield 3 and Battlefield are trademarks of EA Digital Illusions CE AB. LucasArts, the LucasArts logo, STAR WARS and related properties are trademarks in the United States and/or in other countries of Lucasfilm Ltd and/or its affiliates. © 2011 Lucasfilm Entertainment Company Ltd. or Lucasfilm Ltd. All rights reserved. John Madden, NFL and FIFA are the property of their respective owners and used with permission. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended
	June 30,
	2012	2011
Net revenue
Product	$702	$894
Service and other	253	105

Total net revenue	955	999
Cost of revenue
Product	132	212
Service and other	73	28

Total cost of revenue	205	240

Gross profit	750	759
Operating expenses:
Marketing and sales	145	140
General and administrative	86	74
Research and development	290	285
Acquisition-related contingent consideration	(20)	2
Amortization of intangibles	7	13
Restructuring and other	27	18

Total operating expenses	535	532

Operating income	215	227
Interest and other income (expense), net	(5)	3

Income before provision for income taxes	210	230
Provision for income taxes	9	9

Net income	$201	$221

Earnings per share
Basic	$0.63	$0.67
Diluted	$0.63	$0.66
Number of shares used in computation
Basic	317	331
Diluted	320	337

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net income and earnings per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net loss and non-GAAP loss per share.

	Three Months Ended
	June 30,
	2012	2011
Net income	$201	$221
Acquisition-related expenses	2	18
Amortization of debt discount	5	—
Change in deferred net revenue (packaged goods and digital content)	(464)	(475)
Restructuring and other	27	18
Stock-based compensation	39	38
Income tax adjustments	60	57

Non-GAAP net loss	$(130)	$(123)

Non-GAAP loss per share
Basic and diluted	$(0.41)	$(0.37)
Number of shares used in Non-GAAP computation
Basic and diluted	317	331

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	June 30,	March 31,
	2012	2012 (a)
ASSETS
Current assets:
Cash and cash equivalents	$919	$1,293
Short-term investments	444	437
Marketable equity securities	76	119
Receivables, net of allowances of $226 and $252, respectively	111	366
Inventories	60	59
Deferred income taxes, net	68	67
Other current assets	273	268

Total current assets	1,951	2,609
Property and equipment, net	558	568
Goodwill	1,716	1,718
Acquisition-related intangibles, net	347	369
Deferred income taxes, net	44	42
Other assets	209	185

TOTAL ASSETS	$4,825	$5,491

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50	$215
Accrued and other current liabilities	702	857
Deferred net revenue (packaged goods and digital content)	584	1,048

Total current liabilities	1,336	2,120
0.75% convertible senior notes due 2016, net	544	539
Income tax obligations	198	189
Deferred income taxes, net	2	8
Other liabilities	193	177

Total liabilities	2,273	3,033
Common stock	3	3
Paid-in capital	2,310	2,359
Retained earnings (accumulated deficit)	124	(77)
Accumulated other comprehensive income	115	173

Total stockholders’ equity	2,552	2,458

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,825	$5,491

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended
	June 30,
	2012	2011
OPERATING ACTIVITIES
Net income	$201	$221
Adjustments to reconcile net income to net cash used in operating activities:
Acquisition-related contingent consideration	(20)	2
Depreciation, amortization and accretion, net	56	43
Non-cash restructuring charges	7	—
Stock-based compensation	39	38
Change in assets and liabilities:
Receivables, net	254	307
Inventories	(2)	4
Other assets	(29)	(101)
Accounts payable	(157)	(133)
Accrued and other liabilities	(119)	(181)
Deferred income taxes, net	(10)	1
Deferred net revenue (packaged goods and digital content)	(464)	(475)

Net cash used in operating activities	(244)	(274)

INVESTING ACTIVITIES
Capital expenditures	(31)	(32)
Proceeds from maturities and sales of short-term investments	128	83
Purchase of short-term investments	(137)	(90)
Acquisition of subsidiaries, net of cash acquired	—	(25)

Net cash used in investing activities	(40)	(64)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	—	14
Excess tax benefit from stock-based compensation	—	2
Repurchase and retirement of common stock	(71)	(91)
Acquisition-related contingent consideration payment	(1)	—

Net cash used in financing activities	(72)	(75)

Effect of foreign exchange on cash and cash equivalents	(18)	7

Decrease in cash and cash equivalents	(374)	(406)
Beginning cash and cash equivalents	1,293	1,579

Ending cash and cash equivalents	$919	$1,173

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1 FY12	Q2 FY12	Q3 FY12	Q4 FY12	Q1 FY13	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS
Net Revenue
GAAP net revenue	$999	$715	$1,061	$1,368	$955	(4%)
Change in deferred net revenue (packaged goods and digital content)	(475)	319	590	(391)	(464)

Non-GAAP net revenue	$524	$1,034	$1,651	$977	$491	(6%)

Gross Profit
GAAP gross profit	$759	$283	$509	$994	$750	(1%)
Acquisition-related expenses	3	8	14	27	15
Change in deferred net revenue (packaged goods and digital content)	(475)	319	590	(391)	(464)
Stock-based compensation	1	—	—	1	1

Non-GAAP gross profit	$288	$610	$1,113	$631	$302	5%

GAAP gross profit % (as a % of GAAP net revenue)	76%	40%	48%	73%	79%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	55%	59%	67%	65%	62%
Operating Income (Loss)
GAAP operating income (loss)	$227	$(374)	$(183)	$365	$215	(5%)
Acquisition-related expenses	18	38	14	36	2
Certain non-recurring litigation expenses	—	—	—	27	—
Change in deferred net revenue (packaged goods and digital content)	(475)	319	590	(391)	(464)
Restructuring and other	18	(1)	—	(1)	27
Stock-based compensation	38	43	48	41	39

Non-GAAP operating income (loss)	$(174)	$25	$469	$77	$(181)	(4%)

GAAP operating income (loss) % (as a % of GAAP net revenue)	23%	(52%)	(17%)	27%	23%
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	(33%)	2%	28%	8%	(37%)
Net Income (Loss)
GAAP net income (loss)	$221	$(340)	$(205)	$400	$201	(9%)
Acquisition-related expenses	18	38	14	36	2
Amortization of debt discount	—	4	5	5	5
Certain non-recurring litigation expenses	—	—	—	27	—
Change in deferred net revenue (packaged goods and digital content)	(475)	319	590	(391)	(464)
Restructuring and other	18	(1)	—	(1)	27
Stock-based compensation	38	43	48	41	39
Income tax adjustments	57	(46)	(118)	(61)	60

Non-GAAP net income (loss)	$(123)	$17	$334	$56	$(130)	(6%)

GAAP net income (loss) % (as a % of GAAP net revenue)	22%	(48%)	(19%)	29%	21%
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	(23%)	2%	20%	6%	(26%)
Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$0.66	$(1.03)	$(0.62)	$1.20	$0.63	(5%)
Non-GAAP earnings (loss) per share	$(0.37)	$0.05	$0.99	$0.17	$(0.41)	(11%)
Number of diluted shares used in computation
GAAP	337	331	332	332	320
Non-GAAP	331	337	338	332	317

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1 FY12	Q2 FY12	Q3 FY12	Q4 FY12	Q1 FY13	YOY % Change

QUARTERLY NET REVENUE PRESENTATIONS—GAAP AND NON-GAAP
Geography Net Revenue
North America	501	337	500	653	450	(10%)
Europe	438	328	505	627	435	(1%)
Asia	60	50	56	88	70	17%

Total GAAP Net Revenue	999	715	1,061	1,368	955	(4%)

North America	(240)	144	310	(188)	(265)
Europe	(215)	174	235	(187)	(174)
Asia	(20)	1	45	(16)	(25)

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(475)	319	590	(391)	(464)

North America	261	481	810	465	185	(29%)
Europe	223	502	740	440	261	17%
Asia	40	51	101	72	45	13%

Total Non-GAAP Net Revenue	524	1,034	1,651	977	491	(6%)

North America	50%	47%	47%	48%	47%
Europe	44%	46%	48%	46%	46%
Asia	6%	7%	5%	6%	7%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	50%	46%	49%	48%	38%
Europe	42%	49%	45%	45%	53%
Asia	8%	5%	6%	7%	9%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition
Publishing and Other	647	450	738	926	592	(9%)
Wireless, Internet-derived, and Advertising (Digital)	232	234	274	419	342	47%
Distribution	120	31	49	23	21	(83%)

Total GAAP Net Revenue	999	715	1,061	1,368	955	(4%)

Publishing and Other	(452)	337	487	(397)	(446)
Wireless, Internet-derived, and Advertising (Digital)	(23)	(18)	103	6	(18)

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(475)	319	590	(391)	(464)

Publishing and Other	195	787	1,225	529	146	(25%)
Wireless, Internet-derived, and Advertising (Digital)	209	216	377	425	324	55%
Distribution	120	31	49	23	21	(83%)

Total Non-GAAP Net Revenue	524	1,034	1,651	977	491	(6%)

Publishing and Other	65%	63%	69%	68%	62%
Wireless, Internet-derived, and Advertising (Digital)	23%	33%	26%	30%	36%
Distribution	12%	4%	5%	2%	2%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing and Other	37%	76%	74%	54%	30%
Wireless, Internet-derived, and Advertising (Digital)	40%	21%	23%	44%	66%
Distribution	23%	3%	3%	2%	4%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1 FY12	Q2 FY12	Q3 FY12	Q4 FY12	Q1 FY13	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS—GAAP AND NON-GAAP
Platform Net Revenue
Xbox 360	345	213	331	454	292	(15%)
PLAYSTATION 3	308	169	314	432	267	(13%)
Wii	42	35	49	20	8	(81%)
PlayStation 2	3	15	7	3	2	(33%)

Total Consoles	698	432	701	909	569	(18%)
Mobile	57	55	70	87	69	21%
PlayStation Handhelds	11	17	14	6	10	(9%)
Nintendo Handhelds	8	7	15	5	9	13%

Total Mobile and Handhelds	76	79	99	98	88	16%
PC	205	178	214	334	276	35%
Other	20	26	47	27	22	10%

Total GAAP Net Revenue	999	715	1,061	1,368	955	(4%)

Xbox 360	(193)	140	174	(128)	(186)
PLAYSTATION 3	(197)	205	179	(210)	(183)
Wii	(26)	(1)	3	(7)	(5)
PlayStation 2	—	—	—	—	(1)
Mobile	—	—	13	(3)	9
PlayStation Handhelds	(6)	—	(2)	10	(4)
Nintendo Handhelds	(2)	—	9	(5)	(4)
PC	(51)	(25)	214	(48)	(90)

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	(475)	319	590	(391)	(464)

Xbox 360	152	353	505	326	106	(30%)
PLAYSTATION 3	111	374	493	222	84	(24%)
Wii	16	34	52	13	3	(81%)
PlayStation 2	3	15	7	3	1	(67%)

Total Consoles	282	776	1,057	564	194	(31%)
Mobile	57	55	83	84	78	37%
PlayStation Handhelds	5	17	12	16	6	20%
Nintendo Handhelds	6	7	24	—	5	(17%)

Total Mobile and Handhelds	68	79	119	100	89	31%
PC	154	153	428	286	186	21%
Other	20	26	47	27	22	10%

Total Non-GAAP Net Revenue	524	1,034	1,651	977	491	(6%)

Xbox 360	35%	30%	31%	33%	31%
PLAYSTATION 3	31%	23%	29%	32%	28%
Wii	4%	5%	5%	1%	1%
PlayStation 2	—	2%	1%	—	—

Total Consoles	70%	60%	66%	66%	60%
Mobile	6%	8%	7%	6%	7%
PlayStation Handhelds	1%	2%	1%	1%	1%
Nintendo Handhelds	1%	1%	1%	—	1%

Total Mobile and Handhelds	8%	11%	9%	7%	9%
PC	20%	25%	20%	25%	29%
Other	2%	4%	5%	2%	2%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	29%	34%	31%	34%	22%
PLAYSTATION 3	21%	36%	30%	23%	17%
Wii	3%	4%	3%	1%	1%
PlayStation 2	1%	1%	—	—	—

Total Consoles	54%	75%	64%	58%	40%
Mobile	11%	5%	5%	8%	16%
PlayStation Handhelds	1%	2%	1%	2%	1%
Nintendo Handhelds	1%	1%	1%	—	1%

Total Mobile and Handhelds	13%	8%	7%	10%	18%
PC	29%	15%	26%	29%	38%
Other	4%	2%	3%	3%	4%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1 FY12	Q2 FY12	Q3 FY12	Q4 FY12	Q1 FY13	YOY % Change
CASH FLOW DATA
Operating cash flow	(274)	(211)	475	287	(244)	11%
Operating cash flow—TTM	194	117	243	277	307	58%
Capital expenditures	32	52	44	44	31	(3%)
Capital expenditures—TTM	80	120	149	172	171	114%
BALANCE SHEET DATA
Cash and cash equivalents	1,173	930	1,242	1,293	919	(22%)
Short-term investments	503	355	406	437	444	(12%)
Marketable equity securities	172	214	143	119	76	(56%)
Receivables, net	30	562	526	366	111	270%
Inventories	75	90	69	59	60	(20%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	530	849	1,439	1,048	584
Less: Beginning of the quarter	1,005	530	849	1,439	1,048

Change in deferred net revenue (packaged goods and digital content)	(475)	319	590	(391)	(464)

STOCK-BASED COMPENSATION
Cost of goods sold	1	—	—	1	1
Marketing and sales	5	6	7	8	7
General and administrative	9	9	11	7	9
Research and development	23	28	30	25	22

Total Stock-Based Compensation	38	43	48	41	39

EMPLOYEES	7,973	8,687	9,043	9,158	9,225	16%